EXHIBIT 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), is entered into as of June 1, 2005 (the “Effective Date”), by and between SulphCo, Inc., a Nevada corporation (along with its successors and assigns, the “Company”), and Peter Gunnerman (“Executive”).

WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the Company and Executive agree as follows:

1.  Employment.

(a) Term. Subject to the terms hereof, Executive’s employment hereunder shall commence as of the Effective Date and shall continue until terminated pursuant to Section 3 below (such period, the “Employment Period”).

(b) Position, Place of Performance and Duties. Executive will serve as the Company’s President and Chief Operating Officer. Executive will have the responsibilities, duty and authority commensurate with the positions of President and Chief Operating Officer and will perform such other services of an executive nature as may be prescribed from time to time by the Company’s Board of Directors (the “Board”) and agreed to by Executive. Executive’s employment will be based at the Company’s principal offices in Sparks, Nevada or such other place as may be agreed to by Executive and the Board. In addition, Executive will be available to travel at such times and to such places as may be reasonably necessary in connection with the performance of his duties hereunder. Subject to the last sentence of this Section 1(b), Executive shall devote his full business time and efforts in the performance of his duties hereunder. Notwithstanding the foregoing, it is expressly agreed that (i) Executive may (A) manage his personal investments, (B) provide consulting services to existing clients of Global 6, LLC, (C) engage in charitable or not-for-profit activities, and/or (D) serve on the board of directors of up to one other company which is not a competitor of the Company, in each case, in a manner that does not materially interfere with his obligations to the Company hereunder, and (ii) neither the Company nor any officer, director, employee, shareholder or other person shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities or to the income or proceeds derived therefrom.

2.  Compensation.

(a) Base Salary. Commencing on the Effective Date, the Company will pay Executive a base salary at the annual rate of $220,000, which amount shall be reviewed annually and subject to increase (but not decrease) at the good faith discretion of the Board (as adjusted from time to time, the “Base Salary”). The Base Salary will be payable in substantially equal installments (no less frequently than bi-weekly) in accordance with the Company’s payroll practices as in effect from time to time.

(b) Bonus. Based on Executive’s performance and the overall performance of the Company, Executive will be eligible to receive bonuses from time to time, the amount and nature of which shall be determined by the Board.

(c) Equity Compensation. Executive shall be entitled to receive awards from any Company incentive compensation plan applicable to similarly situated senior executives of the Company, in accordance with the terms thereof and on a basis commensurate with Executive’s position and responsibilities.

(d) Vacation. Executive will be entitled to (i) a minimum of three calendar weeks paid vacation in each calendar year (to be taken at such times and in such number of days as Executive shall determine), (ii) paid sick days as needed due to illness or other incapacity, and (iii) paid holidays in accordance with the Company’s policies for its senior executives as in effect from time to time. Accrued unused vacation may be carried over for up to twelve months.

(e) Benefits. Commencing as of the Effective Date, Executive (and his eligible dependents) will be entitled to participate in the same manner as the Company’s other senior executives in any employee benefit plans which the Company provides or may establish for the benefit of its senior executives generally (including, without limitation, disability, medical, and other insurance, bonuses and similar plans) (collectively, the “Benefits”).

(f) Reimbursement of Expenses. The Company will reimburse Executive for all out-of-pocket business expenses that are incurred by him in furtherance of the Company’s business in accordance with the Company’s policies with respect thereto as in effect from time to time. Without limiting the generality of the foregoing, the Company shall pay or reimburse Executive for charges relating to the use of his cellular phone and business travel expenses, it being understood that he shall travel on first or business class at his discretion.

3.  Termination. Executive’s employment hereunder will terminate upon the first to occur of the following:

(a) Executive’s his death;

(b) by the Company or Executive (or his legal representative) in the event of Executive’s Disability (as defined below);

(c) by the Company for Cause (as defined below);

(d) by the Company without Cause; or

(e) by Executive, with or without Good Reason (as defined below).

For purposes of this Agreement, the following terms shall have the following meanings:

“Cause” means (i) Executive’s conviction of a felony, either in connection with the performance of his obligations to the Company or which otherwise materially and adversely affects his ability to perform such obligations, (ii) Executive’s willful disloyalty or deliberate dishonesty, (iii) the commission by Executive of an act of fraud or embezzlement against the Company, or (iv) a material breach by Executive of any material provision of this Agreement which breach is not cured within 30 days after delivery to Executive by the Company of written notice of such breach, provided that, if such breach is not capable of being cured within such 30 day period, Executive will have a reasonable additional period to cure such breach. No act or omission on Executive’s part will be considered “willful” unless done, or admitted to be done, by Executive in bad faith or without his reasonable belief that such act or omission was in the best interest of the Company.

“Disability” means Executive’s mental, physical or other disability the condition of which renders him incapable of performing his obligations under this Agreement for a period of 90 consecutive days or an aggregate of 120 days (whether or not consecutive) in any 12-month period.

“Good Reason” means (i) a failure by the Company to comply with any material provision of this Agreement which is not cured within 10 days after Executive has given written notice of such noncompliance to the Company, (ii) any change in Executive’s duties inconsistent with his positions as President and Chief Operating Officer (including, any change in his offices or reporting requirements), or (iii) at Executive’s election, a Change in Control of the Company if, following such Change in Control, Executive is no longer the President and Chief Operating Officer of the Company (or the surviving or successor company, as applicable), or is offered a position not acceptable to him.

“Change in Control” means (i) the acquisition by any person, entity or affiliated group (other than Rudolf W. Gunnerman) becoming the beneficial owner or owners of more than 50% of the outstanding equity securities of the Company or otherwise becoming entitled to vote more than 50% of the voting power of the Company, (ii) a consolidation or merger (in one transaction or a series of related transactions) of the Company pursuant to which the holders of the Company’s equity securities immediately prior to such transaction or series of related transactions would not be the holders immediately after such transaction or series of related transactions of more than 50% of the voting power of the entity surviving such transaction or series of related transactions, or (iii) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.

4.  Termination Procedures; Effect of Termination.

(a) Notice of Termination. Any termination of Executive’s employment by the Company or Executive (other than termination on account of Executive’s death) shall be communicated by written notice (a “Notice of Termination”) to the other party hereto in accordance with Section 8(a) below, which notice shall indicate the specific termination provision in Section 3 of this Agreement relied upon and, if termination by the Company for Cause, the specific reasons therefore.

(b) Date of Termination. As used herein, “Date of Termination” shall mean (i) if Executive’s employment is terminated as a result of Executive’s death, the date of Executive’s death, (ii) if Executive’s employment is terminated by reason of Executive’s Disability, on the date Notice of Termination is given or such later date specified in the Notice of Termination as the effective date of termination, (iii) if Executive’s employment is terminated by the Company for Cause, on the date Notice of Termination is given or such later date specified in the Notice of Termination as the effective date of termination, (iv) if Executive’s employment is terminated by the Company without Cause, such date which is specified in the Notice of Termination as the effective date of termination, provided that such date shall be at least 30 days after the date such Notice of Termination is given, and (v) if Executive’s employment is terminated by Executive, with or without Good Reason, such date which is specified in the Notice of Termination as the effective date of termination.

(c) Compensation Upon Termination.

(i) At any time that Executive’s employment is terminated, the Company will pay the Accrued Obligations to Executive (or to his estate or legal representative, if applicable) on or promptly following the Date of Termination. For purposes of this Agreement, “Accrued Obligations” means (A) the portion of Executive’s Base Salary as has accrued up through the Date of Termination which the Executive has not yet been paid, (B) an amount equal to any unpaid bonus which have accrued through the Date of Termination, (C) an amount equal to the value of Executive’s accrued unused vacation days, and (D) the amount of expenses incurred by Executive on behalf of the Company prior to the Date of Termination and not yet reimbursed.

(ii) In addition to the payments required under subsection 4(c)(i), if Executive’s employment is terminated by reason of his Disability and such Disability arose from a job-related accident or other event, by the Company without Cause or by Executive for Good Reason, then within 30 days following the Date of Termination, the Company will (A) pay to Executive (or his estate or legal representative if applicable), a lump-sum severance payment equal to three months of his then current Base Salary, and (B) continue to pay the group medical and dental insurance coverage premiums of fees for Executive and his eligible dependents for a period of six months following the Date of Termination as an “active employee” under the Company’s then existing plans.

(d) Other Provisions. The effect of termination on any stock options or restricted stock granted or issued to Executive shall be governed by the terms and provisions of any applicable option agreement, restricted stock agreement or equity incentive plan. If Executive’s employment is terminated by the Company without Cause, the Company will use its best efforts to secure Executive alternative employment on substantially the same or more favorable terms. Notwithstanding any other provision of this Agreement, (i) Executive will have no obligation to mitigate Executive’s damages for any breach of this Agreement by the Company or for any termination of this Agreement, whether by seeking employment or otherwise, and (ii) the amount of any benefit due to Executive after the date of such termination pursuant to this Agreement will not be reduced or offset by any payment or benefit that Executive may receive from any other source.

5.  Confidentiality. Executive will enter into a confidentiality/non-disclosure agreement, substantially similar to the Company’s standard form of confidentiality/non-disclosure agreement for its senior executives.

6.  Indemnification. The Company shall, to the fullest extent permitted by law and by its Certificate of Incorporation and Bylaws, indemnify Executive and hold him harmless for any acts or decisions made by him in good faith while performing his duties to the Company, and shall at all times during Executive’s employment with the Company, maintain Directors’ and Officers’ Liability Insurance in amounts and on such other terms as agreed to by Executive and the Board. In addition, the Company will enter into a separate indemnification agreement setting forth the Company’s indemnification obligations to Executive, in form and substance mutually agreeable to Executive and the Board.

7.  Company Representations and Warranties. In order to induce Executive to accept employment as the Company’s President and Chief Operating Officer, the Company represents and warrants to Executive as set forth below and acknowledges that Executive is relying on such representations and warranties in accepting his employment hereunder:

(a) The Company is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, and all other applicable laws, regulations, orders, judgments and decrees.

(b) The registration statements, proxy statements, annual, quarterly and current reports and other reports or filings filed with the U.S. Securities Exchange Commission, and the press releases disseminated, by the Company since its inception, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including, without limitation, with regard to the Company’s technology or other intellectual property.

(c) The Company is in compliance with all listing or maintenance requirements of the Over-the-Counter Bulletin Board and has no reason to believe that it will not, in the foreseeable future, continue to be in such compliance.

8.  General.

(a) Notices. All notices, requests, consents and other communications hereunder will be in writing, will be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and will be either (i) delivered by hand, (ii) sent by overnight courier, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder will be deemed to have been given either (A) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (B) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (C) if sent by registered or certified mail, on the third business day following the day such mailing is made. All notices, requests, consents and other communications hereunder will be sent as follows:

If to the Company:  SulphCo, Inc.
850 Spice Islands Drive
Sparks, Nevada 89431
Attention: Chairman of the Board

If to Executive:    Peter Gunnerman
1250 Del Monte Lane
Reno, Nevada 89511

(b) Entire Agreement. This Agreement (together with the indemnification agreement referred to herein) embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement will affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

(c) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

(d) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent will be deemed to be or will constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver or consent.

(e) Successors and Assigns; Third Party Beneficiaries. All statements, representations, warranties, covenants and agreements in this Agreement will be binding on the parties hereto and will inure to the benefit of the respective successors, heirs, executors and permitted assigns of each party hereto; provided that no party hereto may assign any rights or obligations hereunder without the consent of the other party. Nothing in this Agreement will be construed to create any rights or obligations except among the parties hereto, and (except for Executive’s estate or other legal representative) no person or entity will be regarded as a third-party beneficiary of this Agreement.

(f) Governing Law. This Agreement and the rights and obligations of the parties hereunder will be construed in accordance with and governed by the law of the State of Nevada, without giving effect to the conflict of law principles thereof.

(g) Jurisdiction, Venue. Any legal action or proceeding with respect to this Agreement will be brought in the Federal or state courts of Washoe County, Nevada with competent subject matter jurisdiction. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts.

(h) Severability. The parties intend this Agreement to be enforced as written. However, if any court of competent jurisdiction determines any provision, or any portion thereof, of this Agreement to be unenforceable or invalid, then such provision shall be deemed limited to the extent that such court deems it valid or enforceable and the remaining provisions of this Agreement shall nevertheless remain in full force and effect

(i) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and will in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(j) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, will operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, will preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto will not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement will entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(k) Expenses. The Company shall bear its own fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the indemnification agreement referred to in Section 5 hereof and shall pay or reimburse Executive for his fees and expenses (including, legal fees and expenses) reasonably incurred in connection with same. The prevailing party in any legal proceeding to enforce this Agreement shall be entitled to legal fees and costs reasonably incurred.

(l) Deductions and Withdrawals. The Company will deduct from each payment to be made to Executive under this Agreement such amounts, if any, required to be deducted or withheld under applicable law or under any employment benefit plan in which Executive participate.

(m) Counterparts. This Agreement may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be delivered by facsimile, and facsimile signatures shall be treated as original signatures for all applicable purposes.

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Employment Agreement as of the date and year first above written.

SULPHCO, INC.

By: /s/ Alan L. Austin, Jr.
Name: Alan L. Austin, Jr.
Title: Vice President for Finance and Chief Financial Officer

/s/ Peter Gunnerman
PETER GUNNERMAN